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                                                                   EXHIBIT 23(A)

                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement Nos. 333-81573, 333-52204, 333-81940 and 333-58820 of Duke Energy Corporation on Form
S-3 and Registration Statement Nos. 333-29563, 333-29585, 333-12093, 333-50317,
333-59279 and 333-84222 of Duke Energy Corporation on Form S-8 of our report dated February 19, 2002 (March 14, 2002 as to the acquisition of Westcoast Energy, Inc. described in Note 2 and as to the planned sale of DukeSolutions, Inc. described in Notes 3 and 20), appearing in this Annual Report on Form 10-K of Duke Energy Corporation for the year ended December 31, 2001.

/S/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP
Charlotte, North Carolina
March 28, 2002